UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of report (Date of earliest event reported):  July 24, 2006

TECHNOLOGY INTEGRATION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-130768	13-4050047
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Abramsom Quiitner Abramsom and Moffa
85 Livingston Avenue, Suite 3	07068
Roseland, NJ	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (973) 493-6206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2006, the board of directors and holders of a majority of our outstanding shares of common stock approved (i) an increase in the number of our authorized shares of common stock from 24,000,000 shares to 95,000,000 shares (the “Share Increase”), and (ii) a 9.5-for-1 forward stock split of the outstanding shares of our common stock (the “Forward Stock Split”).  We amended our Certificate of Incorporation (the “Amendment”) to effect the Share Increase by filing a Certificate of Amendment with the Delaware Secretary of State on July 24, 2006, with the Forward Stock Split becoming effective August 31, 2006.  Prior to the Forward Stock Split, 123,026 of our outstanding shares of common stock were cancelled.  As a result of the Forward Stock Split, the number of our outstanding shares of common stock was increased from 9,876,974 shares to 93,831,270 shares of common stock.

The Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)   Exhibits.

3.1

Certificate of Amendment to Certificate of Incorporation of Technology Integration Group, Inc., filed with the Delaware Secretary of State on July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY INTEGRATION GROUP, INC.

Date: September 7, 2006

By:

/s/ Cosimo J. Patti

Cosimo J. Patti

Chief Executive Officer

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